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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF PEOPLESOFT, INC.

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                                                   INCORPORATED/
SUBSIDIARY NAME                                    FORMED IN
---------------                                    ---------
Intrepid Systems (UK) Ltd                          United Kingdom
PeopleSoft Argentina S.A.
PeopleSoft Asia Pte. Ltd.                          Argentina
PeopleSoft Australia Pty. Ltd                      Singapore
PeopleSoft Belgium BVBA                            Australia
PeopleSoft do Brasil Ltda                          Belgium
PeopleSoft B.V.                                    Brazil
PSFT (BVI) Holding Corporation                     Netherlands
PeopleSoft Canada Co.                              British Virgin Islands
PeopleSoft Chile Holdings, Ltd.                    Canada
PeopleSoft Chile LTDA                              Cayman Islands
PeopleSoft China Holding Corporation               Chile
PeopleSoft C.I. Holdings Ltd.                      British Virgin Islands
PeopleSoft Colombia Holdings, Ltd.                 Cayman Islands
PeopleSoft Credit Corporation                      Cayman Islands
PeopleSoft Danmark APS                             California, USA
PeopleSoft FSC, Inc.                               Denmark
PeopleSoft France S.A.                             Barbados
PeopleSoft GmbH                                    France
PeopleSoft Hong Kong Ltd.                          Germany
PeopleSoft Iberica, S.L.                           Hong Kong
PeopleSoft India Private Ltd.                      Spain
PeopleSoft International B.V.                      India
PeopleSoft Investments, Inc.                       Netherlands
PeopleSoft Italia Srl.                             Delaware, USA
PeopleSoft Japan K.K.                              Italy
PeopleSoft Luxembourg S.A.R.L.                     Japan
PeopleSoft Mexico S.A. de C.V.                     Luxembourg
PeopleSoft New Zealand Ltd                         Mexico
PeopleSoft Nordic AB                               New Zealand
PeopleSoft Properties, Inc.                        Sweden
PeopleSoft (Schweiz) A.G.                          California, USA
PeopleSoft South Africa (Pty) Ltd.                 Switzerland
PeopleSoft Texas, Inc.                             South Africa
PeopleSoft Taiwan Ltd. Co.                         Delaware, USA
PeopleSoft UK Ltd.                                 Taiwan
PeopleSoft Unterstutzungskasse GMBH                United Kingdom
PeopleSoft USA, Inc.                               Germany
PeopleSoft Venezuela, S.A.                         California, USA
PeopleSoft Ventures, Inc.                          Venezuela
People Soft Worldwide (M) Sdn. Bhd                 California, USA
PSFT C.I. Holdings Ltd.                            Malaysia
Vantive Mexico S.A. de C.V.                        Cayman Islands
Vantive Singapore Pte Ltd Singapore                Mexico

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